Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Smithtown Bancorp, Inc. on Form 10-K for the period ended December 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), Bradley E. Rock, Chairman, President and Chief Executive Officer and Anita M. Florek, Executive Vice President and Chief Financial Officer of Smithtown Bancorp, Inc. each certify in their capacity as officers of the Company that to the best of their knowledge:

the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

March 4, 2009	By: /s/ Bradley E. Rock

Chairman, President and Chief Executive Officer

March 4, 2009	By: /s/ Anita M. Florek

Executive Vice President and Chief Financial Officer

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